SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to sec. 240.14a-12.

Salomon Brothers Inflation Management Fund Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

IMPORTANT NEW INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

January 27, 2006

Dear Stockholders of Salomon Brothers Inflation Management Fund Inc:

We are writing to seek your assistance in electing Directors at your Fund’s Annual Meeting of Stockholders, which is scheduled for February 27, 2006.

In order to help ensure that your Fund receives enough votes to conduct business at the Annual Meeting, your Fund has retained Georgeson Shareholder Communications Inc. (“Georgeson”), a proxy solicitation firm to help with the solicitation of votes for the meeting. You may receive a phone call from Georgeson in the next few weeks leading up to the annual meeting encouraging you to vote your shares. More information about Georgeson can be found in the enclosed Proxy Supplement. This Proxy Supplement should be read in conjunction with the Proxy Statement that you received for the Annual Meeting of Shareholders.

To avoid the expense of further solicitation, your Board urges you to vote now, no matter how large or small your holdings may be. We ask you to sign, date and return the enclosed white proxy card TODAY or vote using the toll-free number on the enclosed white proxy card or through the Internet.

The Board of Directors of your Fund recommends that you vote FOR the election of Carol Colman and Daniel Cronin. Vote now to ensure your vote reaches us by February 27!

We thank you for your continued trust and support. If you need any assistance, or have any questions regarding the Fund’s proposal or how to vote your shares, please call our proxy solicitor, Georgeson Shareholder Communications Inc., at 1-888-219-8314.

Sincerely,

R. Jay Gerken

Chairman

PLEASE SIGN, DATE AND RETURN YOUR WHITE PROXY CARD.

YOUR VOTE IS IMPORTANT. PLEASE ACT TODAY. IF YOU HAVE QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:

17 State Street, 10th Floor

New York, NY 10004

(888) 219-8314 (Toll Free)

Banks and Brokerage Firms please call:

(212) 440-9800

Salomon Brothers Inflation Management Fund Inc.

125 Broad Street, 10th Floor

New York, New York 10004

Supplement To Proxy Statement

The following supplements, and should be read in connection with, the Proxy Statement dated January 13, 2006 for the Annual Meeting of Stockholders of Salomon Brothers Inflation Management Fund Inc.

Defined terms used herein and not defined have the same meanings as in the Proxy Statement.

Expense of Proxy Solicitation

The costs of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Fund. Proxies may also be solicited personally by officers of the Fund and by regular employees of SBAM or its affiliates, or other representatives of the Fund or by telephone, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation materials to their principals to obtain authorization for the execution of proxies, and will be reimbursed by the Fund for such out-of-pocket expenses. In addition, the Fund has retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, a proxy solicitation firm, to assist in the solicitation of proxies. It is anticipated that Georgeson Shareholder Communications Inc. will be paid approximately $100,000 for such solicitation services (plus reimbursements of out-of-pocket expenses), to be paid by the Fund. Georgeson Shareholder Communications Inc. may solicit proxies personally, by internet or by telephone, in addition to the use of the mails.